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                           RONNYBROOK FARM DAIRY, INC.

                                       AND

                         NATIONAL SECURITIES CORPORATION


                                   ----------


                                  UNDERWRITER'S
                                WARRANT AGREEMENT


                          Dated as of ___________, 1998



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

      UNDERWRITER'S WARRANT AGREEMENT, dated as of __________, 1998, by and between RONNYBROOK FARM DAIRY, INC., a New York corporation (the "Company"), and NATIONAL SECURITIES CORPORATION (hereinafter referred to as the "Holder" or the "Underwriter").


                              W I T N E S S E T H:

      WHEREAS, the Company proposes to issue to the Underwriter (and/or its designees) warrants ("Warrants") to purchase up to an aggregate of __________ shares of Common Stock, par value $.001 per share, of the Company at the exercise price set forth herein; and

      WHEREAS, the Underwriter has agreed pursuant to the underwriting agreement, dated the date hereof (the "Underwriting Agreement"), between the Underwriter and the Company to act as the Underwriter in connection with the Company's proposed public offering of _________ shares of Common Stock at an initial public offering price of $_____ per share (the " Public Offering "); and

      WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Underwriter in consideration for, and as part of the Underwriter's compensation in connection with, the Underwriter acting as the Underwriter pursuant to the Underwriting Agreement;

      NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of $.001 per Warrant, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Grant. The Underwriter (and/or its designees) is hereby granted Warrants to purchase, at any time from __________, 1999 [one year after the effective date of the Registration Statement], until 5:30 P.M., New York time, on __________, 2003 [four years after the effective date of the Registration Statement] (the "Exercise Period"), up to an aggregate of __________ shares of Common Stock (the "Shares") at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $______ per Share [120% of the initial public offering price per share of Common Stock], subject to the terms and conditions of this Agreement. It is expressly understood that this Agreement entitles the Underwriter to ten percent (10%) of the number of shares of Common Stock offered to the public in the Public Offering (subject to adjustment as provided in Section 8 hereof). Except as expressly set forth herein, the Shares issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock being purchased by the Underwriter for resale to the public pursuant to the terms and provisions of the Underwriting Agreement.

      2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit

A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

      3. Exercise of Warrant.

            3.1 Method of Exercise. The Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as provided in Section 8 hereof) per Share set forth in Section 6 hereof, payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's principal executive offices in Ancramdale, New York, presently located at Prospect Hill Road, Ancramdale, New York 12503, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Shares underlying the Warrants). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

            3.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of shares of Common Stock equal to the product of (x) the number of Shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the aggregate Market Price (as defined below) of such Shares less the aggregate Exercise Price therefor, and the denominator of which is the aggregate Market Price of such Shares. Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 13 hereof ("Notice Date") or (ii) as the average of the Market Prices for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

            3.3 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price of the Common Stock, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the OTC Bulletin Board (the "Bulletin Board") or the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on the Bulletin Board or any national securities exchange or quoted by The Nasdaq Stock Market ("Nasdaq"), the average closing bid price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith (using customary valuation methods) by resolution of the members of the Board of Directors of the Company, based on the best information available to it.

      4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for the Shares, or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      The Warrant Certificates and the certificates representing the Shares (and/or other securities, property or rights issuable upon exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the person(s) authorized therefor by the Company's Board of Directors under its corporate seal reproduced thereon. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates. Certificates representing the Shares shall be dated as of the Notice Date (regardless of when executed or delivered) and dividend bearing securities so issued shall accrue dividends from the Notice Date.

      5. Restriction On Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers of the Underwriter.

      6. Exercise Price.

            6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $______ per Share [120% of the initial public offering price per share of Common Stock]. The adjusted exercise price of each Warrant shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof. Any transfer of a Warrant shall constitute an automatic transfer and assignment of the registration rights set forth in Section 7 hereof with respect to the Shares or other securities, properties or rights underlying the Warrants.

            6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context or unless otherwise specified.

      7. Registration Rights.

            7.1 Registration Under the Securities Act of 1933. The Warrants and the Shares issuable upon exercise of the Warrants have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's Registration Statement on Form SB-2 (Registration No. 333-________) (the "Registration Statement"). All of the representations and warranties of the Company contained in the Underwriting Agreement relating to the Registration Statement, the Preliminary Prospectus and Prospectus (as such terms are defined in the Underwriting Agreement) and made as of the dates provided therein, are incorporated by reference herein. The Company agrees and covenants promptly to file post-effective amendments to such Registration Statement as may be necessary in order to maintain its effectiveness and otherwise to take such action as may be necessary to maintain the effectiveness of the Registration Statement as long as any Warrants are outstanding. In the event that, for any reason whatsoever, the Company shall fail to maintain the effectiveness of the Registration Statement, the certificates representing the Shares and any other securities issuable upon exercise of the Warrants (collectively, the "Warrant Shares") shall bear the following legend:

            "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available."

            7.2 Piggyback Registration. If, at any time commencing after the date hereof and expiring seven (7) years thereafter, the Company proposes to register any of its securities under the Act (other than pursuant to Form S-4, Form S-8 or a comparable registration statement) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Underwriter and to all other Holders of the Warrants and/or the Warrant Shares of its intention to do so. If the Underwriter or other Holders of the Warrants and/or Warrant Shares notify the Company within twenty (20) business days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Underwriter and such Holders of the Warrants and/or Warrant Shares the opportunity to have any such Warrant Shares registered under such registration statement.

            If, at any time after giving written notice of its intention to register securities pursuant to this Section 7.2 but prior to the effective date of the related registration statement, the

Company shall determine for any reason not to register such securities, the Company shall give, written notice of such determination to the Underwriter and to each Holder of Warrants and/or Warrant Shares and, thereupon, shall be relieved of its obligation to register any Warrant Shares in connection with such registration statement, irrespective of whether a written request for inclusion of any such securities shall have been made.

            7.3 Demand Registration.

            (a) At any time commencing after the date hereof and expiring five
(5) years thereafter, the Holders of the Warrants and/or Warrant Shares representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion only, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriter and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Shares for nine (9) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Shares who notify the Company within ten (10) days after receiving notice from the Company of such request.

            (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

            (c) In addition to the registration rights under Section 7.2 and subsection (a) of this Section 7.3, at any time commencing after the date hereof and expiring five (5) years thereafter, any Holder of Warrants and/or Warrant Shares shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion only, with the Commission a registration statement so as to permit a public offering and sale for nine (9) consecutive months by any such Holder of its Warrant Shares; provided, however, that the provisions of Section 7.4(b) hereof shall not apply to any such registration request and the registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.

            (d) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Shares within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) of a Majority of the Holders of the Warrants and/or Warrant Shares, the Company may, at its option, upon the written notice of election of a Majority of the Holders of the Warrants and/or Warrant Shares requesting such registration, repurchase (i) any and all Warrant Shares of such Holders at the higher of the Exercise Price or Market Price per Warrant Share on (x) the date of the notice sent pursuant to Section 7.3(a) or (y) the expiration of the period specified in Section 7.4(a), and (ii) any and all Warrants of such Holders at such Market Price less the Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 7.4(a) or (ii) the delivery of the written notice of election specified in this Section 7.3(d).

            7.4 Covenants of the Company With Respect to Registration. In connection with any registration under Sections 7.2 or 7.3 hereof, and except as otherwise provided in this Agreement, the Company covenants and agrees as follows:

            (a) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested.

            (b) The Company shall pay all costs (excluding fees and expenses of Holder(s) counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The participating Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 7.3(c). If the Company shall fail to comply with its obligations under Section 7.4(a), the Underwriter and the Holder(s) shall be entitled to seek equitable or other relief available.

            (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

            (d) The Company shall indemnify and hold harmless the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holder(s) within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), from and against any and all loss, claim, damage, expense or liability (including all expenses incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 7 of the Underwriting Agreement.

            (e) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and its successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder(s), or its successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

            (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise its Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

            (g) The Company shall not permit the inclusion of any securities other than the Warrant Shares to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the Holder(s) of the Warrants and Shares representing a Majority of such securities.

            (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) opinion of counsel to the Company, dated the effective date of such registration stateme6t (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

            (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11 (a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

            (j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or the rules and regulations of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

            (k) In connection with an underwritten offering pursuant to Section 7.3, the Company shall enter into an underwriting agreement with the managing underwriter(s) selected for such underwriting by Holders holding a Majority of the Warrant Shares requested to be included in such underwriting, which may be the Underwriter. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriter(s), and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter(s). The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter(s) except as they may relate to such Holders and their intended methods of distribution.

            (l) In addition to the Warrant Shares, upon the written request therefor by any Holder(s), the Company shall include in the registration statement any other securities of the Company held by such Holder(s) as of the date of filing of such registration statement, including, without limitation, restricted shares of Common Stock, options, warrants or any other securities convertible into Common Stock.

            (m) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Shares that (i) are not held by the Company, an affiliate, officer, director, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

      8. Adjustments to Exercise Price and Number of Securities.

            8.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

            8.2 Stock Dividends and Distributions. In case the Company shall pay a dividend in, or make a distribution of, Common Stock or of the Company's capital stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.

            8.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Shares issuable upon the exercise at the adjusted exercise price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price per Share in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

            8.4 Definition of Common Stock For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the Common Stock outstanding as of the date hereof, any Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

            8.5 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another person, corporation or other entity of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such consolidation, merger, sale or conveyance, the Company or such successor or purchasing entity, as the case may be, shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of securities of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations, mergers, sales or conveyances.

            8.6 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                  (a) Upon the issuance or sale of the Warrants or the Shares issuable upon the exercise of the Warrants;

                  (b) If the amount of said adjustment shall be less than two cents ($.02) per Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per Share.

            8.7 Form of Warrant After Adjustments. The form of the Warrant Certificates need not be changed because of any adjustments in the Exercise Price or number of Shares, and warrant certificates theretofore or thereafter issued may continue to express the same Exercise Price and number of Shares as are stated in the respective Warrant Certificates as initially issued.

      9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

            Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

      10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

      11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise, conversion or redemption thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder or other person or entity. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Shares issuable upon the exercise of the Warrants to be quoted (subject to official notice of issuance) on the OTC Bulletin Board or listed on securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on Nasdaq.

      12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its
            shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings or capital surplus (in accordance with applicable law), as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common
            Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company
            (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least thirty (30) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

      13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of the Warrants, to the
            address of such Holder as shown on the books of the Company;

                  (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders; or

                  (c) If to the Underwriter, to National Securities Corporation,
            1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154,
            Attention: General Counsel.

      14. Supplements and Amendments. The Company and the Underwriter may from time to time supplement or amend this Agreement in a writing signed by both parties without the approval of any Holders of Warrant Certificates (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Warrant Certificates.

      14. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Underwriter, the Holders and their respective successors and assigns hereunder.

      15. Termination. This Agreement shall terminate at the close of business on ________, 2005. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on __________, 2011.

      16. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

      The Company, the Underwriter and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriter and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in
Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Underwriter and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

      17. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

      19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Agreement.

      18. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

      19. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder(s) of the Warrant Certificates or Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the Underwriter and any other registered Holders of Warrant Certificates or Warrant Securities.

      20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                            RONNYBROOK FARM DAIRY, INC.


                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                 ----------------------------


                         NATIONAL SECURITIES CORPORATION


                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                 ----------------------------

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M., NEW YORK TIME, __________, 2003

No. W-___                                                   Warrants to Purchase
                                                     ____ Shares of Common Stock


                               WARRANT CERTIFICATE

            This Warrant Certificate certifies that _______________, or registered assigns, is the registered holder of __________ Warrants to purchase initially, at any time from ________, 1999 [one year after the effective date of the Registration Statement] until 5:30 p.m., New York time on April 3, 2003 [five years after the effective date of the Registration Statement] ("Expiration Date"), up to __________ fully-paid and non-assessable shares of common stock, par value $.001 per share ("Common Stock"), of RONNYBROOK FARM DAIRY, INC., a New York corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ per share of Common Stock [120% of the initial public offering price] upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the underwriter's warrant agreement, dated as of ___________, 1998, between the Company and NATIONAL SECURITIES CORPORATION (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

            No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

            The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

            Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

            Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants pursuant to the terms of the Warrant Agreement.

            The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ____________, 1998



                                            RONNYBROOK FARM DAIRY, INC.


                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                 ----------------------------
                                                                        [SEAL]

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House funds to the order of RONNYBROOK FARM DAIRY, INC. in the amount of $____________________, all in accordance with the terms of Section 3.1 of the Underwriter's Warrant Agreement dated as of __________, 199 between Ronnybrook Farm Dairy, Inc. and National Securities Corporation. The undersigned requests that a certificate for such securities be registered in the name of ______________________________________
whose address is _____________________________________________________________
and that such Certificate be delivered to ____________________________________
whose address is _____________________________________________________________.


Dated:
      ---------------------------------

Signature:
          -----------------------------
          (Signature must conform in all
          respects to name of Holder as
          specified on the face of the
          Warrant Certificate.)


---------------------------------------
(Insert Social Security or Other
Identifying Number of Holder)

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase shares of Common Stock of RONNYBROOK FARM DAIRY, INC. in accordance with the terms of Section 3.2 of the Underwriter's Warrant Agreement dated as of ________, 1998 between Ronnybrook Farm Dairy, Inc. and National Securities Corporation and herewith tenders in payment for such securities _________ Warrants. The undersigned requests that a certificate for such securities be registered in the name of ______________________________________________________ whose address is
_________________________________________________________ and that such
Certificate be delivered to _________________________________________________
whose address is ____________________________________________________________.


Dated:
      ---------------------------------

Signature:
          -----------------------------
          (Signature must conform in all
          respects to name of Holder as
          specified on the face of the
          Warrant Certificate.)


---------------------------------------
(Insert Social Security or Other
Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

            FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto____________________________________________________

            (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the within Warrant Certificate to the books of the within-named Company, with full power of substitution.


Dated:
      ---------------------------------

Signature:
          -----------------------------
          (Signature must conform in all
          respects to name of Holder as
          specified on the face of the
          Warrant Certificate.)


---------------------------------------
(Insert Social Security or Other
Identifying Number of Holder)